SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	April 1, 2004

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000
(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

Effective Thursday, April 1, 2004, Landmark Bancorp, Inc. (“Landmark”), the bank holding company of Landmark National Bank, completed its acquisition of First Kansas Financial Corporation (“First Kansas”) through the merger of Landmark Acquisition Corporation, a wholly owned subsidiary of Landmark, into First Kansas. In connection with the acquisition, First Kansas Federal Savings Bank was merged with and into Landmark National Bank.

In the transaction, First Kansas’s shareholders received $19.00 for each share of First Kansas common stock.  The terms of the merger are contained in the Agreement and Plan of Merger, which was filed with the Securities and Exchange Commission in Landmark’s Form 8-K dated November 13, 2003.

A press release announcing the completion of the transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Business Acquired.

The required financial statements of First Kansas will be filed by amendment to this Form 8-K within 60 days of this report.

(b)                                 Pro Forma Financial Information.

The required pro forma financial information will be filed by amendment to this Form 8-K within 60 days of this report.

(c)                                  Exhibits.

99.1  Press Release, dated April 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: April 1, 2004	By:	/s/ Mark A Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer and Chief Financial Officer